Exhibit 10.9

D’Anne Hurd
Vice President and General Counsel
Vice President for Business Development at Gateway Park
100 Institute Road • Worcester, MA 01609-2280
Phone: 508 831-5072 • Fax: 508 831-6530
e-mail: dhurd@wpi.edu
August 28, 2008
Tod Woolf, Ph.D.
RXi Pharmaceuticals Corporation
60 Prescott St.
Worcester, MA 01609
Subject:	RXi Pharmaceuticals/Newgate Properties Lease Amendment
Dear Tod,
Per the discussions with Eric Overstrom, Director of the WPI Life Sciences and Bioengineering Center (Newgate Properties, LLC), this letter is to serve as an amendment to the Lease between RXi Pharmaceuticals Corporation and Newgate Properties, LLC dated September 25, 2007.
Beginning September 1, 2008, RXi Pharmaceuticals Corporation agrees to add to their premises the Option Space shown in Exhibit D of the existing Lease. The addition of the Option Space to the current Lease will occur in two stages under the following terms:
•	Lease of room GP3208, containing 240 square feet of usable laboratory space, will commence on September 1, 2008. Per the existing Lease terms, the rent will increase by a rate of $34.00 per square foot per annum for a total rent increase of $680.00 per month. Therefore, total monthly basic rent will be $15,716.50 beginning September 1, 2008 until further notice.

•	In addition to the above, lease of the western most lab pod on 3rd floor containing 610 usable square feet of laboratory space (the remaining 3rd floor option space in shown in Exhibit D) will commence at a later date with at least 60 days prior notice. Shared access to GP3238 is also provided. Per the existing Lease terms, the rent will increase by a rate of $34.00 per square foot per annum ($1,728.33 per month). Total monthly basic rent will be $17,444.33 beginning 60 days after notice, effective through the remainder of the Lease term.

By signing this letter, we agree to the above terms.

Very truly yours, LANDLORD: Newgate Properties, LLC
By:	/s/ Jeffrey Solomon
Jeffrey Solomon; Executive Vice President and CFO
Worcester Polytechnic Institute

TENANT:
RXi Pharmaceuticals Corporation
Acknowledged and Agreed to as of this 5th day of September, 2008.

By:	/s/ Tod Woolf
Tod Woolf, Ph.D., President and CEO
RXi Pharmaceuticals Corporation

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